UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Philadelphia Consolidated Holding Corp.

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On July 23, 2008, Philadelphia Consolidated Holding Corp. is conducting a webcast presentation for employees and preferred agents. The text of the material is as follows:

Combination with Tokio Marine Holdings July 23, 2008 James Maguire Jr. President & CEO

Agenda: Today's Announcement About Tokio Marine Holdings The Combined Company Closing Remarks

Today's Announcement

Today's Announcement Tokio Marine Holdings (TMHD) to acquire 100% of Philadelphia Insurance Creates upside for employees & agents, as the two businesses are highly complementary with little overlap Provides significant strategic opportunity for Philadelphia Insurance to grow its business

Transaction Terms Transaction Consideration per Share Consideration Details Aggregate Consideration $61.50 per fully diluted share Expected Closing Date Approvals All cash acquisition of 100% of PHLY's outstanding shares Employment agreements with executive management team Voting approval from key family shareholders & NEO's Substantial investment in TMHD stock by PHLY's Chairman, CEO, and Executive Management Team promptly after closing $4.7 billion Fourth quarter 2008 Customary regulatory approvals and PHLY shareholder vote

II. About Tokio Marine Holdings

Who is Tokio Marine Holdings? TMHD is a leading Tokyo-based global insurer: Publicly traded on Tokyo & Osaka exchanges Licensed & operating in over 40 countries Outstanding credit quality and financial strength Over $25 Billion Shareholders' Equity Tokio Marine & Nichido Fire, the main operating subsidiary: Founded in 1879 Oldest and largest P&C insurer in Japan and the 13th largest insurance company globally 2 Notes: 1 In accordance with Japanese GAAP as of 03/31/08. 2 By market capitalization on May 22, 2008

Tokio Marine Holdings' Financials 2003 2004 2005 2006 2007 East 20.4 27.4 90 20.4 Assets 103 113 110 120 172 North 45.9 46.9 45 43.9 B $1 Assets 2003 2004 2005 2006 2007 East 20.4 27.4 90 20.4 NPW 16.8 18.1 17 16.9 18.8 North 45.9 46.9 45 43.9 B $2 Net Premiums Written Strong asset base with growing revenue and profits will lead to continued investment into key international operations Notes: 1 Used FY ending 3/31 $/¥ rate. 2 Used FY Average $/¥ rate.

Transaction Rationale Expanded U.S. operations Expand TMHD's international reach and enhance PHLY's presence in existing & new target markets Stronger position in the international P&C market Strengthened presence in both the U.S. and London insurance markets Develop capabilities in Canada & other countries

Shared Values and Culture Both companies are best-in-breed insurers with Customer-focused approach Disciplined underwriting Proactive approach to marketing Focus on long-term growth and profitability Highly motivated, team-oriented professionals PHLY and its management team will play a key role in the combined international operations Participation in TMHD's international strategic committee Explore synergies with Kiln & TMHD non-Japanese offices Immediately explore Canadian market for PHLY products

III. The Combined Company

The Combined Company PHLY is stronger and positioned for Growth Financial backing of Tokio Marine Holdings, Inc. Expanded risk appetite in our niches Increased limits capability for larger accounts Reinsurance synergies=>Increased profitability Potential for opportunistic growth: PHLY's distribution network TMHD's capital and financial strength Expanded international presence: Canada, South America, Europe

The Combined Company "Business as Usual" No changes to PHLY's operation, products or relationships Employee benefits, insurance, etc. along with day-to-day responsibilities remain unchanged Preferred Agent compensation including Profit Sharing remains unchanged Growth & Profitability goals remain consistent after the Transaction is completed 4Q:08. PHLY "Brand" becomes Stronger A++ A.M.Best/AA S&P rated Parent company Offices - 56 Total (TMHD 9 + PHLY 47) Employees - 1,940 Total (TMHD 470 + PHLY 1,470)

Combined Global Operation (outside Japan): Increased Scale Kiln (UK)1 NPW: $565M Employees: Approx. 380 Global operation based in U.K. Lloyd's PHLY (U.S.) NPW: $1,459M Employees: Approx.1,400 47 Offices across the U.S. International Business of TMHD after PHLY & Kiln ^^^^^^^^^^^^^^^^^ NPW: <$5.5B Overseas employees: Approx. <10,000 Operation in 36 countries and 260 offices Notes: 1,Assumes average $/¥ rate of 114.3 at FY ending 3/31/08.

Combined Global Operation: Increased profits (outside Japan) $5.6B $4.1B 1.4x Net Premium Written (simple summation of 2007 result)1 Adjusted Approx. Earnings (simple summation of 2007 results)2 $667M $330M TMHD + Kiln + PHLY 2.0x TMHD + Kiln + PHLY The addition of PHLY leads to significant expansion of scale and profits of the international business of the combined company Notes: 1,2 Assumes average $/¥ rate of 114.3 at FY ending 3/31/08.

Combined U.S. Operations: Opportunistic Growth TMHD's superior credit ratings and financial strength TMHD enhances growth of PHLY's business through: More new product offerings=>increased organic growth Accelerated acquisition of high-quality portfolios of agencies and brokers (Tactical Growth) Improved efficiency of PHLY's ceded reinsurance More efficient management of Cat risks and PML's Financial Strength Ratings: S&P Moody's A.M. Best AAA Aaa A++ Tokio Marine & Nichido Fire AA+ Aa1 A+ PHLY AA Tokio Marine & Nichido Fir Aa2 Tokio Marine & Nichido Fire A AA- Aa3 A- A+ A1 PHLY

Combined Global Operation: Increased Scale TMHD Kiln PHLY International Strategic Committee Strengths Superior credit ratings Financial strength Underwriting capacity Global network Strengths Sophisticated underwriting expertise Prestigious brand in the Lloyd's market Strengths Product development capabilities focused on targeted commercial markets Disciplined operations Marketing skills utilizing variety of distribution channels

Next Steps / Integration PHLY & its partners continue to execute our strategy of delivering high quality products & services to targeted markets PHLY, its employees & partners become the U.S. platform for TMHD with the consistent growth & profitability goals Access to a wealth of international resources allowing for immediate entry into Canadian niche markets Explore business opportunities with TMHD's U.S. operation with goal of cross-selling customers

IV. Closing Remarks

An Exciting Opportunity for PHLY U.S. operations Strong financial partner will facilitate growth in current and new product lines Enhanced appetite for growth through book rollovers & renewal rights transactions "Business as Usual" - no changes to PHLY's operating business model for our employees and Preferred Agents Strengthen PHLY "Brand" - 56 U.S. offices/1,940 employees International P&C market Opportunities to expand across our borders to become the premier global specialty insurer.

Additional Information Additional Information and Where to Find It This communication may be deemed solicitation material in respect of the proposed acquisition of PHLY by Tokio Marine. In connection with the proposed acquisition, PHLY intends to file relevant materials with the SEC, including PHLY's proxy statement on Schedule 14A. WE URGE SHAREHOLDERS OF PHLY TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING PHLY'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about PHLY free of charge at the SEC's web site, http://www.sec.gov, and shareholders of PHLY will receive information at an appropriate time on how to obtain transaction-related documents for free from PHLY. Such documents are not currently available. Free copies of PHLY's SEC filings are also available from PHLY, One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, Attention: Joseph Barnholt. Participants in the Solicitation PHLY, and its directors and executive officers, and Tokio Marine, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of PHLY's common stock in respect of the proposed transaction. Information about PHLY's directors and executive officers is set forth in the proxy statement for PHLY's 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Information about the directors and executive officers of Tokio Marine is set forth in its Schedule 13D filing with the SEC with respect to PHLY's shares. Shareholders and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available. Forward-Looking Statements Statements included in this communication that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions. The factors that could cause actual results to differ materially include, in addition to Risk Factors referred to in filings made with the Securities and Exchange Commission ("SEC"), the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at PHLY; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. PHLY and Tokio Marine assume no obligation to, and expressly disclaim any obligation, to update the information in this release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.